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                                                                     EXHIBIT 3.1

                          Open Port Technology, Inc.

                             AMENDED AND RESTATED

                         CERTIFICATE OF INCORPORATION

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     Open Port Technology, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

     1. The name of the Corporation is Open Port Technology, Inc. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on ________.

     2. Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, as amended (the "DGCL"), this Amended and Restated Certificate of Incorporation restates and further amends the provisions of the Certificate of Incorporation of this Corporation. Pursuant to and in accordance with the provisions of Section 228 of the DGCL, written consent to this Amended and Restated Certificate of Incorporation has been given in lieu of a vote of stockholders at a meeting and written notice of such written consent has been given to all stockholders who have not consented in writing to this Amended and Restated Certificate of Incorporation.

     3. The text of the original Certificate of Incorporation as heretofore amended or supplemented is hereby restated and further amended to read in its entirety as follows:

                                  Article I.

                                     NAME

     Section 1.1  Name. The name of the Corporation is Open Port Technology,
Inc.

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                                  Article II.

                    REGISTERED OFFICE AND REGISTERED AGENT

     Section 2.1 Office and Agent. The registered office of the Corporation in the State of Delaware is located at 1013 Centre Road, in the City of Wilmington, County of New Castle 19805. The name of its registered agent at that address is Corporation Service Company.

                                 Article III.

                               CORPORATE PURPOSE

     Section 3.1 Purpose. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

                                  Article IV.

                               CAPITALIZATION

     Section 4.1 Authorized Capital Stock. (a) The Corporation is authorized to issue two classes of stock designated as "Common Stock" and "Preferred Stock," respectively. The total number of shares that the Corporation is authorized to issue is [_________] shares, of which [________] shares shall be Common Stock, par value $.001 per share, and [________] shares shall be Preferred Stock, par value $.001 per share.

     Section 4.2 Common Stock. The designations and the powers, preferences and rights of the Common Stock are as follows:

     (a) Voting Rights. Except as set forth herein or as otherwise required by law, each outstanding share of Common Stock shall be entitled to vote on each matter on which the stockholders of the Corporation shall be entitled to vote, including the election of directors, and each holder of Common Stock shall be entitled to one vote for each share of such stock held by such holder.

     (b) Dividends and Distributions. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the Board of Directors of the Corporation (the "Board of Directors") may cause dividends to be paid to the holders of shares of Common Stock out of funds legally available for the payment of dividends by declaring an amount per share as a dividend. When and as dividends or other distributions (including without limitation any grant or distribution of rights to subscribe for or purchase shares of capital stock or securities or indebtedness convertible into capital stock of the Corporation) are declared, whether payable in cash, in property or in shares of stock of the Corporation (other than in shares of Common Stock) the holders of Common Stock shall be entitled to share equally, share for share, in such dividends or other distributions. No dividends or other distributions shall be declared or paid in shares of Common Stock, or options, warrants or rights to acquire such stock or securities convertible into or exchangeable for shares of such stock, except dividends or other distributions

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payable to all of the holders of Common Stock ratably according to the number of shares held by them.

     (c) Liquidation. Subject to the prior rights of holders of all classes of stock outstanding having prior rights with respect to the assets of the Corporation, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, holders of Common Stock shall be entitled to share ratably according to the number of shares held by them, in all assets of the Corporation available for distribution to its stockholders.

     (d) No Preemptive Rights. The holders of shares of Common Stock shall have no preemptive or preferential rights of subscription to any shares of any class of capital stock of the Corporation or any securities convertible into or exchangeable for shares of any class of capital stock of the Corporation.

     Section 4.3 Preferred Stock. Shares of Preferred Stock of the Corporation may be issued from time to time in one or more classes or series, each of which class or series shall have such distinctive designation or title as shall be fixed by the affirmative vote of a majority of the Board of Directors prior to the issuance of any shares thereof. Each such class or series of Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions, including the dividend rate, redemption price and liquidation preference, and may be convertible into, or exchangeable for, at the option of either the holder or the Corporation or upon the happening of a specified event, shares of any other class or classes or any other series of the same or any other class or classes of capital stock, or any debt securities, of the Corporation at such price or prices or at such rate or rates of exchange and with such adjustments as shall be stated and expressed in this Certificate of Incorporation or in any amendment hereto or in such resolution or resolutions providing for the issuance of such class or series of Preferred Stock as may be adopted from time to time by the affirmative vote of a majority of the Board of Directors prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in it, all in accordance with the DGCL. The authority of the Board of Directors with respect to each series shall also include, but not be limited to, the determination of restrictions, if any, on the issue or reissue of any additional shares of Preferred Stock.

                                  Article V.

                                INDEMNIFICATION

     Section 5.1  Indemnification.

     (a) Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in or called as a witness in any Proceeding (as hereinafter defined) because he or she is or was or had agreed to become a director, officer or Delegate of this Corporation, shall, and, at the election of the Corporation as determined by the Board of Directors, each person who was or is made a party or is threatened to be made a party to or is involved in or called as a witness in any Proceeding because he or she is or was an employee or agent of the Corporation may, be indemnified and held harmless by the Corporation to the fullest

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extent permitted under the DGCL, as the same now exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than the DGCL permitted the Corporation to provide prior to such amendment). Such indemnification shall cover all expenses incurred by any person (an "Indemnified Person") indemnified pursuant to this Article V (including, but not limited to, attorneys' fees and other expenses of litigation) and all liabilities and losses (including, but not limited to, judgments, fines, ERISA or other excise taxes or penalties and amounts paid or to be paid in settlement) incurred by such person in connection therewith.

     Notwithstanding the foregoing, except with respect to indemnification specified in Section 5.1(c), the Corporation shall indemnify an Indemnified Person in connection with a Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

     For purposes of this Article V:

          (i) a "Proceeding" is an action, suit or proceeding, whether civil, criminal, administrative or investigative, and any appeal therefrom including, without limitation, any such action, suit, proceeding or appeal by or in the right of the Corporation;

          (ii) a "Delegate" of the Corporation is (A) any employee of the Corporation or a subsidiary of the Corporation serving as a director or officer (or in a substantially similar capacity) of an entity or enterprise (x) in which the Corporation and its subsidiaries collectively own a 10% or greater equity interest or (y) the principal function of which is to service or benefit the Corporation or a subsidiary of the Corporation; (B) any employee of the Corporation or a subsidiary of the Corporation serving as a trustee or fiduciary of an employee benefit plan of the Corporation or any entity or enterprise referred to in clause (A); and (C) any person acting at the request of the Board of Directors of the Corporation in any capacity with any entity or enterprise other than the Corporation; and

          (iii) the "Corporation" means Open Port Technology, Inc., a Delaware corporation, and its successors, but does not include any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger within the meaning of Section 145(h) of the DGCL.

     (b) Expenses. Expenses, including attorneys' fees, incurred by a director or officer of the Corporation indemnified pursuant to Section 5.1(a) in defending or otherwise being involved in a Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding, including any appeal therefrom, upon receipt of an undertaking (the "Undertaking") by or on behalf of such person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation; provided that in connection with a Proceeding (or part thereof) initiated by such person, except a Proceeding authorized by Section 5.1(c), the Corporation shall pay said expenses in advance of final disposition only if such

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Proceeding (or part thereof) was authorized by the Board of Directors. A person to whom expenses are advanced pursuant hereto shall not be obligated to repay pursuant to the Undertaking until the final determination of any pending Proceeding in a court of competent jurisdiction concerning the right of such person to be indemnified or the obligation of such person to repay pursuant to the Undertaking. Such expenses, including attorneys' fees, incurred by other employees and agents of the Corporation may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

     (c) Protection of Rights. If a claim under Section 5.1(a) is not promptly paid in full by the Corporation after a written claim has been received by the Corporation or if expenses pursuant to Section 5.1(b) of this Article have not been promptly advanced after a written request for such advancement accompanied, in the case of such request by a director or officer, by the Undertaking has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim or the advancement of expenses. If successful, in whole or in part, in such suit, such claimant shall also be entitled to be paid the reasonable expense thereof (including, without limitation, attorneys' fees). It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required Undertaking, if any, has been tendered to the Corporation) that indemnification of the claimant is prohibited by law, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination, if required, prior to the commencement of such action that indemnification of the claimant is proper in the circumstances, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that indemnification of the claimant is prohibited, shall be a defense to the action or create a presumption that indemnification of the claimant is prohibited. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in accordance with any applicable standard of conduct which makes it permissible under the DGCL for the Corporation to indemnify the claimant.

     (d)  Miscellaneous.

          (i) Non-Exclusivity of Rights. The rights conferred on any person by this Article V shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-law, agreement, vote of stockholders or disinterested directors or otherwise. The Board of Directors shall have the authority, by resolution, to provide for such indemnification of employees or agents of the Corporation or others and for such other indemnification of directors, officers or Delegates as it shall deem appropriate.

          (ii) Insurance, Contracts and Funding. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, Delegate, employee, or agent of the Corporation against any expenses, liabilities or losses, arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such expenses, liabilities or losses under the DGCL. The Corporation may

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     enter into contracts with any director, officer or Delegate of the
     Corporation in furtherance of the provisions of this Article V and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect the advancing of expenses and indemnification as provided in this Article V.

          (iii) Contractual Nature. The provisions of this Article V shall be applicable to all Proceedings commenced or continuing after its adoption, whether such arise out of events, acts or omissions which occurred prior or subsequent to such adoption, and shall continue as to a person who has ceased to be a director, officer or Delegate and shall inure to the benefit of the heirs, executors and administrators of such person. This Article V shall be deemed to be a contract between the Corporation and each person who, at any time that this Article V is in effect, serves or agrees to serve in any capacity which entitles him to indemnification hereafter and any repeal or other modification of this Article, the adoption of any provision of the Corporation's Certificate of Incorporation inconsistent with this Article V or any repeal or modification of the DGCL or any other applicable law shall not limit any such person's entitlement to the advancement of expenses or indemnification under this Article V for Proceedings then existing or later arising out of events, acts or omissions occurring prior to such repeal or modification or adoption of an inconsistent provision, including, without limitation, the right to indemnification for Proceedings commenced after such repeal or modification or adoption of an inconsistent provision to enforce this Article V with regard to Proceedings arising out of acts, omissions or events occurring prior to such repeal or modification or adoption of an inconsistent provision.

                                  Article VI.

                            LIABILITY OF A DIRECTOR

     Section 6.1 Director Liability. (a) A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived any improper personal benefit.

     (a) If the DGCL is amended hereafter to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent authorized by the DGCL, as so amended, without further action by either the Board of Directors or the stockholders of the Corporation.

     (b) Neither any amendment nor repeal of this Article VI, nor the adoption of any provision of the Corporation's Certificate of Incorporation inconsistent with this Article VI, shall eliminate or reduce the effect of this Article, in respect of any act or omission occurring, or any action or proceeding accruing or arising or that, but for this Article, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

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                                 Article VII.

                 MANAGEMENT OF THE AFFAIRS OF THE CORPORATION

     Section 7.1 Management of the Affairs of the Corporation. (a) The business and affairs of the Corporation shall be managed by the Board of Directors, which may exercise all the powers of the Corporation and do all such lawful acts and things that are not conferred upon or reserved to the stockholders by law, by this Certificate of Incorporation or by the by-laws of the Corporation (the "By-Laws").

     (a) Election of directors of the Corporation need not be by written ballot, unless required by the By-Laws.

     (b) The following provisions are inserted for the limitation and regulation of the powers of the Corporation and of its directors and stockholders:

               (i) Amendment of By-Laws. The By-Laws, or any of them, may be altered, amended or repealed, or new By-Laws may be made, but only to the extent any such alteration, amendment, repeal or new By-Law is not inconsistent with any provision of this Certificate of Incorporation as it may be amended from time to time, either by a majority of the whole Board of Directors or by the stockholders of the Corporation upon the affirmative vote of the holders of at least a 80% of the outstanding capital stock entitled to vote thereon.

               (ii) Board of Directors.

                         (A) The number of directors which shall constitute the whole Board of Directors shall be determined in the manner provided in the By-Laws of the Corporation. The Board of Directors shall be divided into three classes, as nearly equal in number as the then total number of directors constituting the entire Board permits, with the term of office of one class expiring each year. The initial division of the Board of Directors shall be made by the decision of a majority of the entire Board of Directors. The initial Class I directors elected by the stockholders of the Corporation shall hold office for a term expiring at the 2001 annual meeting of stockholders and until their successors shall be elected and qualified, subject to prior death, retirement, resignation or removal; the initial Class II directors elected by the stockholders of the Corporation shall hold office for a term expiring at the 2002 annual meeting of stockholders and until their successors shall be elected and qualified, subject to prior death, retirement, resignation or removal; and the initial Class III directors elected by the stockholders of the Corporation shall hold office for a term expiring at the 2003 annual meeting of stockholders and until their successors shall be elected and qualified, subject to prior death, retirement, resignation or removal. At each such annual meeting of stockholders and at each annual meeting thereafter, successors to the class of directors whose term expires at that meeting shall be elected for a term expiring at the third annual meeting following their election and until their

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          successors shall be elected and qualified, subject to prior death, retirement, resignation or removal.

                    (B) Subject to the rights of the holders of any series of preferred stock or any other class of capital stock of the Corporation (other than common stock) then outstanding, any vacancy in the Board of Directors, arising from death, retirement, resignation, removal, an increase in the number of directors or any other cause, may be filled by the Board of Directors (to the extent, but only to the extent, that such directors would constitute a majority of such remaining directors), acting by a majority of the remaining directors then in office, although less than a quorum, or by a sole remaining director, the stockholders acting at an annual meeting or, if the vacancy is with respect to a director elected by a voting group, by action of any other directors elected by such voting group or such voting group. Each director chosen to fill a vacancy in the Board of Directors arising from the death, retirement, resignation, removal of a director shall be elected to complete the term of office of the director who is being succeeded. In the event of any increase or decrease in the authorized number of directors, (1) each director then serving as such shall nevertheless continue as director of the class of which he or she is a member until the expiration of such director's current term or his or prior death, retirement, resignation or removal and (2) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors so as to ensure that no one class has more than one director more than any other class, and each director so elected shall hold office for the same term as the other members of the class to which the director is assigned. No decrease in the number of directors constituting the whole Board of Directors shall shorten the term of an incumbent director.

                    (C) Except as may be provided in a resolution or resolutions providing for any class or series of Preferred Stock pursuant to
          Section 4.3 hereof with respect to any directors elected by the holders of such class or series, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 80% of the voting power of all of the shares of capital stock of the corporation then entitled to vote generally in the election of directors, voting together as a single class. The provisions of this subsection shall be the exclusive method for the removal of directors.

          Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation or the resolution or resolutions adopted by the Board of Directors pursuant to
     Section 4.3 hereof applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Section 7.1(c) unless expressly provided by such terms.

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          (iii) Nomination of Directors. Only persons who are selected and recommended by the Board of Directors or the committee of the Board of Directors designated to make nominations, or who are nominated by stockholders in accordance with the procedures and requirements set forth in the By-Laws, shall be eligible for election, or qualified to serve, as directors, except as may be otherwise provided in this Certificate of Incorporation with respect to the right of holders of Preferred Stock of the Corporation to nominate and elect a specified number of directors in certain circumstances.

          (iv) Ability of Stockholders to Act by Written Consent. Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken only upon the vote of stockholders at an annual or special meeting duly noticed and called in accordance with the DGCL and the By-Laws of the Corporation and may not be taken by written consent of stockholders without a meeting, unless the action to be effected by written consent of stockholders and the taking of such action by such written consent have expressly been approved in advance by the Board of Directors of the Corporation.

          (v) Special Meetings of Stockholders. Special meetings of the stockholders of the Corporation may be called, for any purpose or purposes, only by (A) the Chairman of the Board of Directors, (B) the Chief Executive Officer or (C) the Board of Directors pursuant to a resolution adopted by a majority of the members of the Board of Directors then in office. Special meetings of the stockholders of the Corporation may not be called by any other person or persons. Special meetings may be held at any place, within or without the State of Delaware, as determined by the person or persons calling such meeting. The only business that may be conducted at such a meeting, other than procedural matters and matters relating to the conduct of the meeting, shall be matters relating to the purpose or purposes stated in the notice of meeting.

          (vi) Consideration of Acquisition Proposals. In determining whether an "Acquisition Proposal" is in the best interests of the Corporation and its stockholders, the Board of Directors may, to the extent permitted by law, consider all factors it deems relevant including, without limitation, (a) the consideration being offered in the Acquisition Proposal, not only in relation to the then current market price, but also in relation to the then current value of the Corporation in a freely negotiated transaction and in relation to the Board of Directors' estimate of the future value of the Corporation as an independent entity; and (b) such other factors the Board of Directors determines to be relevant, including among others the social, legal and economic effects upon employees, suppliers, customers and the communities in which the Corporation is located, as well as on the long term business prospects of the Corporation. "Acquisition Proposal" means any proposal of any person (i) for a tender offer, exchange offer or any other method of acquiring any equity securities of the Corporation with a view to acquiring control of the Corporation, (ii) to merge or consolidate the Corporation with another corporation, or (iii) to purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation. This subparagraph (vi) shall not be interpreted to create any rights on behalf of third persons, such as employees, suppliers, or customers.

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          (vii) Certain Business Combinations. The Corporation has elected to be governed by Section 203 of the DGCL.

                                 Article VIII.

                                  AMENDMENTS

     Section 8.1 Amendments. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, except as otherwise provided in Section 5.1(d)(iii) or Section 6.1(c) hereof, in the manner now or hereafter prescribed by the DGCL, and all rights conferred upon stockholders herein are granted subject to this reservation; provided, however, that in addition to any vote of the holders of any class or series of capital stock of the Corporation required by law, this Certificate of Incorporation or a Certificate of Designation with respect to a series of Preferred Stock, the affirmative vote of the holders of shares of voting stock of the Corporation representing at least 80% of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to (i) reduce or eliminate the number of authorized shares of any capital stock set forth in Article IV, (ii) amend, repeal or adopt any provision inconsistent with Article V or Article VI which would diminish the rights of Indemnified Persons pursuant to Article V or the exculpation of directors pursuant to Article VI of this Certificate of Incorporation or (iii) amend or repeal or adopt any provision inconsistent with
Section 7.1(b) of Article VII or this Article VIII of this Certificate of Incorporation.

                                  Article IX.

                                 SEVERABILITY

     Section 9.1 In the event that any of the provisions of this Certificate of Incorporation (including any provision within a single article, section, paragraph or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions are severable and shall remain enforceable to the full extent permitted by law.

     This Amended and Restated Certificate of Incorporation shall become effective upon its filing with the Secretary of State of the State of Delaware.

                           [signature page follows]

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     IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation of Open Port Technology, Inc. is signed on behalf of the Corporation by its President and Chief Executive Officer and attested by its Secretary as of the ____ day of _________, 2000.

                              OPEN PORT TECHNOLOGY, INC.

                              By:  _________________________
                              Name: Randy S. Storch
                              Title:   President and Chief Executive Officer

ATTEST

By: _____________________
Name:
Title:  Secretary

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